MIDLAND REALTY ACCEPTANCE CORP.

      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
      SERIES 1996-C2, CLASS A-1, CLASS A-2, CLASS B,
                          CLASS C, CLASS D AND CLASS E

                                 PRICING LETTER

                                         New York, New York
                                    As of December 18, 1996

Prudential Securities Incorporated
One New York Plaza, 18th Floor
New York, New York 10292-2018

Deutsche Morgan Grenfell Inc.
31 West 52nd Street
New York, New York 10019

Llama Company, L.P.
One McIlroy Plaza, Suite 302
Fayetteville, Arkansas 72701

Ladies and Gentlemen:

         Reference is made to that certain Underwriting Agreement dated as of the date hereof (the "Underwriting Agreement"; capitalized terms used herein without definition shall have the meanings given such terms in the Underwriting Agreement) among Prudential Securities Incorporated, Deutsche Morgan Grenfell Inc. and Llama Company, L.P., as underwriters, and Midland Realty Acceptance Corp. This letter constitutes the Pricing Letter as defined in the Underwriting Agreement.

         The  purchase   price   (expressed  as  a  percentage  of  the  initial
Certificate Balance) to be paid by the Underwriters for each class of the Publicly Offered Certificates is as follows:

Class                  Purchase Price

Class A-1               101.500%

Class A-2               101.500%

Class B                 101.500%



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Class C                 101.500%

Class D                 101.500%

Class E                 101.500%

         If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

                  Very truly yours,

                  MIDLAND REALTY ACCEPTANCE CORP.



                  By:  /s/Clarence Krantz
                                 Clarence Krantz
                       Executive Vice President


AGREED AND ACCEPTED AS OF THE
 DATE FIRST WRITTEN ABOVE


PRUDENTIAL SECURITIES
 INCORPORATED



By:  /s/Stephanie Anzivino
     Stephanie Anzivino
     Vice President



DEUTSCHE MORGAN GRENFELL INC.



By:  /s/Joel C. Horne
     Joel C. Horne
     Director


By:  /s/Charlene S. Chai
     Charlene S. Chai
     Director




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




LLAMA COMPANY, L.P.



By:  /s/Stephen D. Mansfield
     Stephen D. Mansfield
     Senior Vice President





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